Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 16, 2018 with respect to the consolidated financial statements and internal control over financial reporting of WNS (Holdings) Limited included in the Annual Report on Form 20-F for the year ended March 31, 2018, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton India LLP

Mumbai, India

October 31, 2018